Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Hanif Jamal

Chief Financial Officer

Tel: 303-845-3377

email: investors@dothill.com

Peter Seltzberg

Hayden IR

Tel: 212-946-2849

Email: peter@haydenir.com

Dot Hill Reports Fourth Quarter and Full Year 2010 Results

Company reports a fourth quarter 2010 non-GAAP profit of $0.04 per share, sequential and year-over-year revenue growth and continued improvement in non-GAAP gross margin.

LONGMONT, Colo. —March 3, 2011 — Dot Hill Systems Corp. (NASDAQ:HILL) today announced financial results for the fourth quarter and year ended December 31, 2010.

Financial and Operational Highlights:

•	Fourth quarter 2010 revenue of $65.4 million or sequential growth of over 18% excluding revenues from terminated NetApp business;
•	Fourth quarter 2010 non-GAAP gross margin of 22% up from 19.3% in the prior quarter and up from 14.5% in the fourth quarter of 2009;
•	Non-GAAP EPS of $0.04 up from $0.00 in the prior quarter and up from ($0.06) in the fourth quarter of 2009; and
•	End of fourth quarter 2010 cash and cash equivalents of $45.7 million, up from $41.8 million in the prior quarter.

Fourth Quarter 2010 Financial Detail:

The Company recognized net revenue of $65.4 million for the fourth quarter of 2010, compared to $62.6 million for the fourth quarter of 2009 and $61.6 million for the third quarter of 2010. GAAP gross margin for the fourth quarter of 2010 was 21%, compared to 14.3% for the fourth quarter of 2009 and 18.3% for the third quarter of 2010. GAAP operating expenses for the fourth quarter of 2010 were $13.3 million, as compared to $14.0 million for the fourth quarter of 2009 and $12.6 million in the third quarter of 2010.

GAAP net profit for the fourth quarter of 2010 was $0.3 million, or $0.01 per share, as compared to a net loss of $5.0 million, or $0.11 per share, in the fourth quarter of 2009, and $1.3 million, or $0.02 per share, in the third quarter of 2010.

Excluding revenues from the terminated NetApp relationship, net revenues from the fourth quarter of 2010 would have been $52.9 million as compared to $42.7 million in the fourth quarter of 2009 and $44.8 million in the third quarter of 2010 which represents growth of 23.9% on a year-over-year basis and 18.1% on a quarter over quarter basis.

Non-GAAP gross margin was 22% for the fourth quarter of 2010, compared to 14.5% for the fourth quarter of 2009 and 19.3% for the third quarter of 2010. The improvement in gross margin was largely attributable to a more favorable product and customer mix. Total non-GAAP operating expenses for the fourth quarter of 2010 were $12.2 million, as compared to $11.8 million for the fourth quarter of 2009 and $11.7 million for the third quarter of 2010.

Non-GAAP net profit for the fourth quarter of 2010 was 2.0 million, or $0.04 per share, as compared to a fourth quarter of 2009 non-GAAP net loss of $2.7 million, or ($0.06) per share, and a third quarter 2010 non-GAAP net profit of $0.2 million, or $0.00 per share. Non-GAAP EBITDA for the fourth quarter of 2010 was $2.6 million compared to negative $2.1 million for the fourth quarter of 2009 and $0.7 million for the third quarter of 2010.

“All in all I am pleased with the progress we made in 2010” said Hanif Jamal, Dot Hill’s senior vice president and chief financial officer. “This progress is evidenced by the sequential improvement in non-GAAP gross margin and EPS during 2010 which culminated with the company today reporting a $0.04 non-GAAP EPS for the fourth quarter.”

Full-Year 2010 Financial Detail:

The Company recognized net revenue of $252.5 million for the full year of 2010, compared to $234.4 million for the year ended 2009. GAAP gross margin for 2010 was 17 percent, compared to 16.1 percent in 2009. GAAP operating expenses for 2010 were $55.9 million compared to $51.7 million in 2009. GAAP net loss for 2010 was $13.3 million, or $0.25 per share, as compared to a net loss of $13.6 million, or $0.29 per share, in 2009.

Non-GAAP gross margin was 18% for 2010, compared to 16.3% for 2009. The increase in non-GAAP gross margin was primarily due to product cost reductions, reduced overhead expenses and a more favorable customer and product mix. Total non-GAAP operating expenses for 2010 were $51.1 million, as compared to $45.7 million for 2009. The increase in non-GAAP operating expenses was due primarily to incremental expenses to support the company’s strategic investments in channel development and expenses associated with the company’s AssuredUVS business acquired from Cloverleaf Communications Inc. in January 2010.

Non-GAAP net loss for 2010 was $6.0 million, or $0.11 per share, as compared to a 2009 non-GAAP net loss of $7.3 million, or $0.15 per share. Non-GAAP EBITDA for 2010 was negative $3.7 million compared to negative $5.5 million for 2009.

“Throughout 2010, we made solid, incremental progress in our transformation from a low margin, entry level, OEM storage array provider to a storage solutions company with a broader range of higher margin products and routes to market as we added to our software offerings and continued to build out our branded channels” said Dana Kammersgard, Dot Hill’s president and chief executive officer. “At our Analyst Day in November, I called this ‘A New Beginning.’ In many ways, I feel that we are strategically better positioned, and a very different company today than we were even just a year ago. 2010 was certainly a landmark year for the data storage industry with a heightened level of merger and acquisition activity which I believe will result in voids in the marketplace which we will work aggressively to fill in 2011.”

Balance Sheet and Cash:

The company exited 2010 with cash and cash equivalents of $45.7 million compared to $57.6 million at the end of 2009 and $41.8 million at the end of the third quarter of 2010. The year-over-year decrease was primarily attributable to the company’s 2010 net loss and the acquisition of Cloverleaf Communications Inc.

First Quarter 2011 and Full Year 2011 Outlook:

The Company is targeting first quarter 2011 net revenue in the range of $49 million to $53 million and a non-GAAP EPS in the range of a loss of $0.02 to a profit of $0.02.

“The expected sequential decline in both revenue and non-GAAP EPS is due primarily to the termination of the NetApp business coupled with normal seasonality” said Mr. Jamal. “Hence I believe it is more meaningful to compare our revenue guidance with the Q410 revenues without NetApp of $52.9 million and Q110 revenues of $41.6 million. At the mid-point of our guidance range we are expecting a 3.2% sequential decline in revenue and a 22.6% year over year growth in revenue. Gross margin percentage is expected to improve on a non-GAAP basis to between 23% and 24% as we expect a more favorable customer sales mix in the quarter,” said Mr. Jamal. “Operating expenses are expected to increase to be between $12.5 million and $13 million as we continue to invest in our channel program and product development. Consequently, we expect cash and cash equivalents at the end of the first quarter of 2011 to be in the range of $42 to $46 million.”

The company is targeting full year 2011 revenue of $207 million to $220 million and non-GAAP EPS of $0.01 to $0.08.

Conference Call Information:

Dot Hill’s fourth quarter 2010 financial results conference call is scheduled to take place on Thursday, March 3, 2011 at 4:30 p.m. ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial (877) 303 or (408) 427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial (800) 642-1687(U.S.) or (706) 645-9291 (International) and enter conference ID# 44423830.

About Non-GAAP Financial Measures

This press release contains financial results that exclude the effects of share-based compensation expense, severance costs, restructuring costs, intangible asset amortization, transaction expenses associated with our acquisition of Cloverleaf Communications Inc., contingent consideration adjustments, and foreign currency gains or losses, and are not in accordance with U.S. generally accepted accounting principles (GAAP). In addition, as a result of exiting our relationship with NetApp on or about November 30, 2010, the company will also be presenting standalone non-GAAP revenue metrics to exclude the historical revenue attributable to NetApp in order to better compare revenue from its ongoing business. The Company believes that these non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company’s financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

About Dot Hill

Delivering innovative technology and global support, Dot Hill empowers the OEM and channels community to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill’s RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company’s products are in use today by the world’s leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore, Israel and the United States. For more information, visit us at http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding Dot Hill’s projected financial results for the first quarter of and full year of 2011 and thereafter, Dot Hill’s ability to achieve profitability and Dot Hill’s ability to take advantage of technology transitions to win new customers. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the first quarter and full year of 2011 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill’s control; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill’s OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill’s new products may not prove to be popular; the risk that one or more of Dot Hill’s suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Dot Hill may have difficulties integrating the business acquired from Cloverleaf Communications, Inc.; the risk that sales through channel partners may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues; and the additional risks set forth in the form 10-Q most recently filed with the Securities and Exchange Commission by Dot Hill. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010
Net revenue	$61,586	$62,566	$65,441	$234,383	$252,494
Cost of goods sold	50,291	53,600	51,700	196,556	209,664

Gross profit	11,295	8,966	13,741	37,827	42,830
Operating expenses:
Research and development	7,439	6,793	7,919	28,120	31,578
Sales and marketing	2,592	3,114	2,832	10,970	12,164
General and administrative	2,424	2,577	2,203	10,139	9,928
Restructuring charge	104	1,489	390	2,430	2,196

Total operating expenses	12,559	13,973	13,344	51,659	55,866

Operating income (loss)	(1,264)	(5,007)	397	(13,832)	(13,036)
Other income (loss):
Interest income (expense), net	6	30	(32)	161	(19)
Other income (expense), net	(2)	23	34	6	17

Total other income (loss), net	4	53	2	167	(2)

Income (loss) before income taxes	(1,260)	(4,954)	399	(13,665)	(13,038)
Income tax (benefit) expense	9	54	120	(40)	213

Net income (loss)	$(1,269)	$(5,008)	$279	$(13,625)	$(13,251)

Net income (loss) per basic and diluted share	$(0.02)	$(0.11)	$0.01	$(0.29)	$(0.25)

Shares used to compute net income (loss) per share
Basic	53,529	47,437	53,719	47,094	53,015

Diluted	53,529	47,437	54,345	47,094	53,015

DOT HILL SYSTEMS CORP.

UNAUDITED BALANCE SHEETS

(In thousands, except par value data)

	December 31,	December 31,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$57,574	$45,732
Accounts receivable, net	34,197	35,202
Inventories	4,333	7,340
Prepaid expenses and other assets	5,314	3,540

Total current assets	101,418	91,814
Property and equipment, net	3,616	3,597
Goodwill	—	4,140
Intangible assets, net	3,029	7,581
Other assets	217	370

Total assets	$108,280	$107,502

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,411	$30,555
Accrued compensation	3,602	3,899
Accrued expenses	4,220	4,171
Deferred revenue	1,217	1,371
Restructuring accrual	1,697	1,664
Current portion of long-term note payable	261	275

Total current liabilities	39,408	41,935
Long-term note payable	346	71
Other long-term liabilities	2,175	1,118

Total liabilities	41,929	43,124

Commitments and Contingencies
Stockholders’ equity:

Preferred stock, $.001 par value, 10,000 shares authorized, no shares issued and outstanding at December 31, 2009 and December 31, 2010, respectively	—	—
Common stock, $.001 par value, 100,000 shares authorized, 48,952 and 56,020 issued and outstanding at December 31, 2009 and December 31, 2010, respectively	49	56
Additional paid-in capital	303,841	315,257
Accumulated other comprehensive loss	(3,439)	(3,584)
Accumulated deficit	(234,100)	(247,351)

Total stockholders’ equity	66,351	64,378

Total liabilities and stockholders’ equity	$108,280	$107,502

DOT HILL SYSTEMS CORP.

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	September 30, 2010	December 31, 2010
Cash Flows From Operating Activities:
Net income (loss)	$(1,269)	$279
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,025	1,008
Adjustment to contingent consideration	—	141
Stock-based compensation expense	551	689
Changes in operating assets and liabilities:
Accounts receivable	(271)	602
Inventories	228	161
Prepaid expenses and other assets	750	1,761
Accounts payable	1,356	1,062
Accrued compensation and other expenses	(1,770)	2,074
Deferred revenue	(250)	(61)
Restructuring accrual	(783)	18
Other long-term liabilities	(192)	(295)

Net cash provided by (used in) operating activities	(625)	7,439

Cash Flows From Investing Activities:
Acquisition, net of cash acquired	—	—
Purchases of property and equipment	(450)	(385)

Net cash used in investing activities	(450)	(385)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(66)	(66)
Proceeds from bank borrowings	3,000	—
Payments on bank borrowings	(2,800)	(3,000)
Shares withheld for Tax Purposes	—	(477)
Common stock issued under stock plans, net	38	393

Net cash provided by (used in) financing activities	172	(3,150)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	78	17

Net Increase (Decrease) in Cash and Cash Equivalents	(825)	3,921
Cash and Cash Equivalents, beginning of period	42,636	41,811

Cash and Cash Equivalents, end of period	$41,811	$45,732

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$25	$67

DOT HILL SYSTEMS CORP.

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended				Years Ended
	March 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009	December 31, 2010
Net revenue, as reported	$59,974	$61,586	$62,566	$65,441	$234,383	$252,494
Effect of Net App revenue	18,384	16,805	19,889	12,544	57,966	65,603

Non-GAAP net revenue	$41,590	$44,781	$42,677	$52,897	$176,417	$186,891

Gross profit, as reported	$8,125	$11,295	$8,966	$13,741	$37,827	$42,830
Effect of stock-based compensation	181	92	90	77	382	489
Effect of severance costs	—	(5)	—	25	—	37
Effect of intangible asset amortization	442	518	—	525	—	2,004

Non-GAAP gross profit	$8,748	$11,900	$9,056	$14,368	$38,209	$45,360

Operating expenses, as reported	$14,499	$12,559	$13,973	$13,344	$51,659	$55,866
Effect of currency gain (loss)	179	(317)	(40)	41	(148)	189
Effect of stock-based compensation	(811)	(459)	(581)	(612)	(2,440)	(2,514)
Effect of contingent consideration adjustment	285	—	649	(141)	649	144
Effect of restructuring charge	(289)	(104)	(1,489)	(390)	(2,430)	(2,196)
Effect of intangible asset amortization	—	—	(284)	—	(1,135)	—
Effect of severance costs	(5)	12	—	(3)	—	(58)
Effect of Cloverleaf acquisition costs	(316)	—	(469)	—	(469)	(314)

Non-GAAP operating expenses	$13,542	$11,691	$11,759	$12,239	$45,686	$51,117

Net income (loss), as reported	$(6,427)	$(1,269)	$(5,008)	$279	$(13,625)	$(13,251)
Effect of currency (gain) loss	(179)	317	40	(41)	148	(189)
Effect of stock-based compensation	992	551	671	689	2,822	3,003
Effect of contingent consideration adjustment	(285)	—	(649)	141	(649)	(144)
Effect of restructuring charge	289	104	1,489	390	2,430	2,196
Effect of intangible asset amortization	442	518	284	525	1,135	2,004
Effect of severance costs	5	(17)	—	28	—	95
Effect of Cloverleaf acquisition costs	316	—	469	—	469	314

Non-GAAP net income (loss)	$(4,847)	$204	$(2,704)	$2,011	$(7,270)	$(5,972)

Non-GAAP net income (loss) per share
Basic and diluted	$(0.09)	$0.00	$(0.06)	$0.04	$(0.15)	$(0.11)

Weighted average shares used to calculate net income (loss) per share:
Basic	51,538	53,529	47,437	53,719	47,094	53,015

Diluted	51,538	53,884	47,437	54,345	47,094	53,015

Non-GAAP net income (loss)	$(4,847)	$204	$(2,704)	$2,011	$(7,270)	$(5,972)
Interest expense	11	9	12	7	57	36
Income tax expense (benefit)	49	9	54	120	(40)	213
Depreciation	529	507	508	483	1,736	2,028

Non-GAAP EBITDA	$(4,258)	$729	$(2,130)	$2,621	$(5,517)	$(3,695)